EXHIBIT 99.1

Anaren Announces New Board Member

SYRACUSE, N.Y., July 12, 2010 (GLOBE NEWSWIRE) -- Anaren, Inc. (Nasdaq:ANEN) today announced that Louis J. De Santis has been named to the Company's Board of Directors. Mr. De Santis is a former Vice President of Lockheed Martin where his career spanned decades and his responsibilities included the management of numerous technology, system and program initiatives. Most recently, Mr. De Santis was Vice President of JLTV (Joint Light Tactical Vehicle) Systems for Lockheed Martin Missiles and Fire Control in Owego, NY. Prior to that, Mr. De Santis served as Vice President for three Lockheed Martin - Owego business areas including System Solutions, Integrated Products and Subsystem Solutions. Lawrence A. Sala, Chairman, CEO and President of Anaren, said, "Lou's extensive knowledge of the Defense Electronics market, Electronic Warfare Systems and the management of large complex defense electronics programs will strengthen our Board of Directors."

As a new member to the Board, Mr. De Santis will stand for re-election at the Company's Annual Meeting of Shareholders on November 4, 2010.

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CONTACT:  Anaren, Inc.
          Larry Sala, President/CEO
          George Blanton, CFO
          315-362-0436
          6635 Kirkville Road
          East Syracuse, NY  13057